Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) ☐

SUNTRUST BANK

(Exact name of trustee as specified in its charter)

303 Peachtree Street 30th Floor Atlanta, Georgia (Address of principal executive offices)	30308 (Zip Code)	58-0466330 (I.R.S. employer identification no.)

Patricia Spruell
SunTrust Bank
25 Park Place, N.E.
24th Floor
Atlanta, Georgia 30303-2900
(404) 588-7273
(Name, address and telephone number of agent for service)

THE RYLAND GROUP, INC.

Maryland (State or other jurisdiction of incorporation or organization)	52-0849948 (IRS employer identification no.)

24025 Park Sorrento, Suite 400 Calabasas, California (Address of principal executive offices)	91302 (Zip Code)

Debt Securities; Common Stock, Par Value $1.00; Preferred Stock, Par Value $1.00;
Depositary Shares; Stock Purchase Units; Stock Purchase Contracts;
Warrants to Purchase Debt Securities, Common Stock or Preferred Stock
pursuant to Registration Statements (Nos. 333-100167 and 333-_____)

1.	General information.

Furnish the following information as to the trustee-

Name and address of each examining or supervising authority to which it is subject.

Department of Banking and Finance,
State of Georgia
Atlanta, Georgia

Federal Reserve Bank of Atlanta
104 Marietta Street, N.W.
Atlanta, Georgia

Federal Deposit Insurance Corporation
550 17th Street, N.W.
Washington, D.C.

Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-12	No responses are included for Items 3 through 12. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

13.	Defaults by the Obligor.

(a)	State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

           There is not and has not been any default under this indenture.

(b)	If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

           There has not been any such default.

14-15	No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in General Instruction (b) to Item 13, the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

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16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

(1)	A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect (Incorporated by reference to Exhibit 1 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.).

(2)	A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1).

(3)	A copy of the authorization of the trustee to exercise corporate trust powers.

(4)	A copy of the existing by-laws of the trustee as now in effect (Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.).

(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2003.

(8)	Not applicable.

(9)	Not applicable.

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SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 18th day of March, 2004.

SUNTRUST BANK
By:	/s/ Patricia Spruell
Patricia Spruell
Vice President

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EXHIBIT 1 TO FORM T-1

ARTICLES OF ASSOCIATION
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 1 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.)

5

EXHIBIT 2 TO FORM T-1

CERTIFICATE OF AUTHORITY
OF
SUNTRUST BANK TO COMMENCE BUSINESS

(Included in Exhibit 1)

6

EXHIBIT 3 TO FORM T-1

AUTHORIZATION
OF
SUNTRUST BANK TO EXERCISE
CORPORATE TRUST POWERS

(ATTACHED)

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[STATE OF GEORGIA SEAL]

This is to certify that

SunTrust Bank

Atlanta, Fulton County, Georgia

is a state bank and trust company operating under Articles of Incorporation (Charter) granted by this State on September 21, 1891. It is validly existing at the present time and, to the best of our knowledge, its deposits are insured by the Federal Deposit Insurance Corporation.

This is the 15th day of March, 2004.

/s/ Murali Ramachandran
Murali Ramachandran
Corporate Manager

EXHIBIT 4 TO FORM T-1

BY-LAWS
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.)

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EXHIBIT 5 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

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EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance on a delayed basis of up to $350,000,000 of debt securities, shares of common stock, shares of preferred stock, shares of preferred stock represented by depositary shares, stock purchase units or stock purchase contracts and warrants to purchase debt securities, common stock or preferred stock of The Ryland Group, Inc., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK
By:	/s/ Patricia Spruell
Patricia Spruell
Vice President

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EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION

(ATTACHED)

SunTrust Bank	FFIEC 031
ATLANTA	Consolidated Report of Condition
Certificate Number: 00867	for December 31, 2003

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet	C400

Dollar Amounts in Thousands

ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):				RCFD

	a.	Non-interest bearing balances and currency and coin (1)			0081	4,160,723	1.a

	b.	Interest-bearing balances (2)			0071	22,250	1.b

2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a

	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	23,084,151	2.b

3.	Federal funds sold and securities purchased under agreements to resell:				RCON

	a.	Federal funds sold in domestic offices			B987	545,975	3.a

					RCFD

	b.	Securities purchased under agreements to resell (3)			B989	3,399,256	3.b

4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	5,522,060	4.a

	b.	Loans and leases, net of unearned income	B528	80,886,025			4.b

	c.	LESS: Allowance for loan and lease losses	3123	934,842			4.c

	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	79,951,183	4.d

5.	Trading assets (from Schedule RC-D)				3545	1,366,262	5

6.	Premises and fixed assets (including capitalized leases)				2145	1,350,698	6

7.	Other real estate owned (from Schedule RC-M)				2150	23,553	7

8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0	8

9.	Customers’ liability to this bank on acceptances outstanding				2155	63,014	9

10.	Intangible assets:						10
	a.	Goodwill			3163	883,189	10.a

	b.	Other intangible assets from Schedule RC-M	.		0426	631,929	10.b

11.	Other assets (from Schedule RC-F)				2160	3,419,324	11

12.	Total assets (sum of items 1 through 11)				2170	124,453,567	12

(1)	Includes cash items in process of collection and unposted debits.

(2)	Include time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SunTrust Bank	FFIEC 031
Certificate Number: 00867

Schedule RC - Continued

Dollar Amounts in Thousands

LIABILITIES
13.	Deposits:				RCON

	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I):			2200	76,470,435	13.a

		(1) Noninterest-bearing (1)	6631	11,123,455			13.a.1

		(2) Interest-bearing	6636	65,346,980			13.a.2

					RCFN

	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			2200	5,098,488	13.b

		(1) Noninterest-bearing	6631	0			13.b.1

		(2) Interest-bearing	6636	5,098,488			13.b.2

14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON

	a.	Federal funds purchased in domestic offices (2)			B993	4,468,779	14.a

					RCFD

	b.	Securities sold under agreements to repurchase (3)			B995	8,393,215	14.b

15.	Trading liabilities (from Schedule RC-D)				3548	1,043,622	15

16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	13,508,694	16

17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding				2920	63,014	18

19.	Subordinated notes and debentures (4)				3200	2,150,286	19

20.	Other liabilities (from Schedule RC-G)				2930	2,386,963	20

21.	Total liabilities (sum of items 13 through 20)				2948	113,583,496	21

22.	Minority interest in consolidated subsidiaries				3000	1,013,515	22

	EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				3838	0	23

24.	Common stock				3230	21,600	24

25.	Surplus (exclude all surplus related to preferred stock)				3839	3,178,465	25

26.	a.	Retained earnings			3632	5,734,769	26.a

	b.	Accumulated other comprehensive income (5)			B530	921,722	26.b

27.	Other equity capital components (6)				A130	0	27

28.	Total equity capital (sum of items 23 through 27)				3210	9,856,556	28

29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)				3300	124,453,567	29

	Memorandum To be reported only with the March Report of Condition.

1.	Indicated in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of	RCFD	Number
	any date during 2002	6724	N/A	M.1

1=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6=	Review of the bank’s financial statements by external auditors

7=	Compilation of the bank’s financial statements by external auditors

8=	Other audit procedures (excluding tax preparation work)

9=	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”

(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)	Includes limited-life permitted stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan Shares.

EXHIBIT 8 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 9 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)